UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement
☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to Rule 14a-11(c) or rule 14a-12

OPGEN, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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SUPPLEMENT TO PROXY STATEMENT
FOR THE SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD DECEMBER 8, 2021

This supplement, dated November 9, 2021, amends and supplements the Definitive Proxy Statement of OpGen, Inc. (the “Company”), dated October 29, 2021 (the “Proxy Statement”), and is being furnished to stockholders of the Company in connection with the solicitation of proxies on behalf of the board of directors of the Company for the Company’s Special Meeting of stockholders to be held on December 8, 2021 (the “Special Meeting”) or any adjournment or postponement thereof.

THE PROXY STATEMENT CONTAINS IMPORTANT INFORMATION AND THIS SUPPLEMENT SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT.

The Special Meeting has been called for the following purposes: (1) stockholder approval of an amendment to the Company’s Amended and Restated Certificate of Incorporation, as amended (the “Charter”), to reduce the stockholder approval requirement for changes to the Charter to a majority of the outstanding shares entitled to vote; (2) stockholder approval of an amendment to the Charter to increase the authorized number of shares of capital from 60,000,000 to 110,000,000, and the authorized number of shares of common stock from 50,000,000 shares to 100,000,000 shares; and (3) the approval of a proposal to adjourn the Special Meeting to a later date, if necessary or appropriate, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of Proposal No. Two.

This Supplement, which should be read in conjunction with the Proxy Statement, amends and supplements the Proxy Statement to provide that Proposal No. Two is a “routine” matter eligible for discretionary voting by broker-dealers under the rules of the New York Stock Exchange (“NYSE”). Except as specifically supplemented or amended by the information contained in this Supplement, all information set forth in the Proxy Statement continues to apply and should be considered in voting your shares.

Subsequent to the Company’s filing of the Proxy Statement with the Securities and Exchange Commission on October 29, 2021, the NYSE proxy compliance group determined that Proposal No. Two is a “routine” matter for which brokers have discretionary authority to vote in the event they do not receive timely instructions from their customers or clients. Accordingly, brokers will have discretionary authority in the absence of timely instructions from their customers or clients for both Proposal No. Two and Proposal No. Three, and the paragraph in the Questions & Answers section under the heading “What is the effect of abstentions and broker non-votes?” on page 4 of the Proxy Statement is hereby amended to read as follows:

Q: What is the effect of abstentions and broker non-votes?

A: An “abstention” occurs when a stockholder sends in a proxy with explicit instructions to decline to vote regarding a particular matter or attends the Special Meeting and elects not to vote or fails to cast a ballot. Abstentions are treated as shares present in person or by proxy and entitled to vote, so abstaining has the same effect as a negative vote for purposes of determining whether our stockholders approved the proposals presented.

A “broker non-vote” occurs when a broker has not received voting instructions from the beneficial owner and the broker does not have discretionary authority to vote the shares because the proposal is non-routine. Brokers do not have discretionary authority to vote on Proposal No. One. Accordingly, brokers who do not receive instructions from the beneficial owner will be entitled to vote only on Proposals No. One and No. Two.

From and after the date of this Supplement, all references to the “Proxy Statement” are to the Proxy Statement as amended and supplemented hereby.